AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended March 31, 2024			Full-Year Ended December 31, 2024
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q1 2024 acquired IPR&D and milestones expense	$—	$2.26	$2.30	$—	$11.05	$11.25
Q1 2024 acquired IPR&D and milestones expense	164	(0.08)	(0.08)	164	(0.08)	(0.08)
Guidance including Q1 2024 acquired IPR&D and milestones expense[a]	$164	$2.18	$2.22	$164	$10.97	$11.17

a    The Company's 2024 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the first quarter of 2024, as both cannot be reliably forecasted.

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